UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
June 19, 2012

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6720-B Rockledge Drive, Suite 700, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)

(301) 581-0600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 SECTION 7 – REGULATION FD

Item 7.01          Regulation FD Disclosure.

Randy Giles, Executive Vice President and Chief Financial Officer of Coventry Health Care, Inc. (“Coventry”) will be making a presentation at the Wells Fargo Securities Healthcare Conference (the “Conference”) in Boston, Massachusetts that is scheduled for June 19-20, 2012. During the presentation and during subsequent investor meetings, Coventry intends to:

•	Reiterate full year GAAP earnings per share guidance of $3.10 to $3.30.

•	Provide updates with respect to Kentucky Medicaid revenue and medical costs and other Medicaid matters.

•	Disclose that Coventry has repurchased 6.8 million shares in the quarter for approximately $215 million through June 18, 2012.

Coventry’s presentation at the Conference is scheduled to begin at 9:00 a.m. Eastern time on June 19, 2012. Investors, analysts and the general public are invited to listen to this presentation over the Internet via Coventry's Investor Relations page at www.coventryhealthcare.com. The presentation slides and a replay of the presentation will be available at the same website until June 26, 2012.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement:  This 8-K and the presentation contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance, including the guidance herein. Actual performance may be significantly affected by certain risks and uncertainties including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2011, and Coventry’s subsequent filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended March 31, 2012.  Coventry undertakes no obligation to update or revise any forward-looking statements.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By:	/s/ John J. Ruhlmann
John J. Ruhlmann
Senior Vice President and Corporate Controller

Dated:	June 19, 2012